                                                                         EX99.D1

                          PRUDENTIAL INDEX SERIES FUND
                           Prudential Stock Index Fund
                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

     Agreement made this 30th day of October, 1996, as amended and restated this 2nd day of February, 2001, between Prudential Index Series Fund, a Delaware business trust (the Fund), and Prudential Investments Fund Management LLC, a New York limited liability company (the Manager).

                               W I T N E S S E T H

     WHEREAS, the Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

     WHEREAS, the Fund desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Fund and the Fund also desires to avail itself of the facilities available to the Manager with respect to the administration of its day-to-day business affairs, and the Manager is willing to render such investment advisory and administrative services;

     NOW, THEREFORE, the parties agree as follows:

     1. The Fund hereby appoints the Manager to act as manager of the Fund and its series, Prudential Stock Index Fund (the Portfolio) and as administrator of its business affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. Subject to the approval of the Board of Trustees of the Fund, the Manager is authorized to enter into a subadvisory agreement with The Prudential Investment Corporation, Jennison Associates LLC, or any other subadviser, whether or not affiliated with the Manager (each, a Subadviser), pursuant to which such Subadviser shall furnish to the Fund the investment advisory services in connection with the management of the Fund (each, a Subadvisory Agreement). Subject to the approval of the Board of Trustees of the Fund, the Manager is authorized to retain more than one Subadviser for the Portfolio, and if the Portfolio has more than one Subadviser, the Manager is authorized to allocate the Portfolio's assets among the Subadvisers. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any Subadvisory Agreement. The Fund and Manager understand and agree that the Manager may manage the Fund in a "manager-of-managers" style with either a single or multiple subadvisers, which contemplates that the Manager will, among other things and pursuant to an Order issued by the Securities and Exchange Commission (SEC): (i) continually evaluate the performance of the Subadviser to the Portfolio, if applicable, through quantitative and qualitative analysis and consultations with such Subadviser; (ii) periodically make recommendations to the Fund's Board as to whether the contract with one or more Subadvisers should be renewed, modified, or terminated; and (iii) periodically report to the Fund's Board regarding the results of its evaluation and monitoring functions. The Fund recognizes that a Subadviser's services may be terminated or modified pursuant to the "manager-of-managers" process, and that the Manager may appoint a new Subadviser for a Subadviser that is so removed.

     2. Subject to the supervision of the Board of Trustees of the Fund, the Manager shall administer the Fund's business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to
Section 1 hereof and any Subadvisory Agreement, the Manager shall manage the investment operations of the Fund and the composition of the Portfolio's portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Fund's SEC registration statement, and subject to the following understandings:

               (a) The Manager (or a Subadviser under the Manager's supervision) shall provide supervision of the Portfolio's investments, and shall determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

               (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust of the Fund and the Fund's SEC registration statement and with the instructions and directions of the Board of Trustees of the Fund, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In connection therewith, the Manager shall, among other things, prepare and file (or cause to be prepared and filed) such reports as are, or may in the future be, required by the SEC.

               (c) The Manager (or the Subadviser under the Manager's supervision) shall determine the securities and futures contracts to be purchased or sold by the Portfolio and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) in conformity with the policy with respect to brokerage as set forth in the Fund's Registration Statement or as the Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Manager (or the Subadviser under the Manager's supervision) will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager (or Subadviser under the Manager's supervision) may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager (or Subadviser) may be a party. It is understood that Prudential Securities Incorporated (or a broker-dealer affiliated with a Subadviser) may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager (or Subadviser) have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants, and that such brokers or futures commission merchants may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution.

          Therefore, the Manager (or the Subadviser under the Manager's supervision) is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Fund to brokers or futures commission merchants who provide such research and analysis, subject to review by the Fund's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Manager (or the Subadviser) in connection with its services to other clients.

               On occasions when the Manager (or a Subadviser under the Manager's supervision) deems the purchase or sale of a security or a futures contract to be in the best interest of the Fund as well as other clients of the Manager (or the Subadviser), the Manager (or Subadviser), to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager (or the Subadviser) in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

               (d) The Manager (or the Subadviser under the Manager's supervision) shall maintain all books and records with respect to the Fund's portfolio transactions and shall render to the Fund's Board of Trustees such periodic and special reports as the Board may reasonably request.

               (e) The Manager (or the Subadviser under the Manager's supervision) shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Fund's Custodian).

               (f) The Manager (or the Subadviser under the Manager's supervision) shall provide the Fund's Custodian on each business day information relating to all transactions concerning the Fund's assets.

               (g) The investment management services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

               (h) The Manager shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

          3. The Fund has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

               (a) Agreement and Declaration of Trust;

               (b) By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

               (c) Certified resolutions of the Board of Trustees of the Fund authorizing the appointment of the Manager and approving the form of this agreement;

               (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the SEC relating to the Fund and its shares of beneficial interest and all amendments thereto; and

               (e) Prospectus and Statement of Additional Information of the Portfolio.

          4. The Manager shall authorize and permit any of its officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such officers or employees of the Manager.

          5. The Manager shall keep the Fund's books and records required to be maintained by it pursuant to Paragraph 2 hereof. The Manager agrees that all records which it maintains for the Fund are the property of the Fund, and it will surrender promptly to the Fund any such records upon the Fund's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.

          6. During the term of this Agreement, the Manager shall pay the following expenses:

               (i) the salaries and expenses of all employees of the Fund and the Manager, except the fees and expenses of Trustees who are not affiliated persons of the Manager or any Subadviser,

               (ii) all expenses incurred by the Manager in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund herein, and

               (iii) the fees, costs and expenses payable to a Subadviser pursuant to a Subadvisory Agreement.

        The Fund assumes and will pay the expenses described below:

               (a) the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Portfolio's assets,

               (b) the fees and expenses of Fund Trustees who are not "interested persons" of the Fund within the meaning of the 1940 Act,

               (c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Fund and the provision of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Fund pursuant to
          Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing or valuation of the shares of the Fund, including the cost of any pricing or valuation service or services which may be retained pursuant to the authorization of the Board of Trustees of the Fund, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities,

               (d) the fees and expenses of the Fund's Transfer and Dividend Disbursing Agent that relate to the maintenance of each shareholder account,

               (e) the charges and expenses of legal counsel and independent accountants for the Fund,

               (f) brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions,

               (g) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies,

               (h) the fees of any trade associations of which the Fund may be a member,

               (i) the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund,

               (j) the cost of fidelity, directors' and officers' and errors and omissions insurance,

               (k) the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Securities and Exchange Commission, and paying notice filing fees under state securities laws, including the preparation and printing of the Fund's registration statement and the Fund's prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

               (l) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders in the amount necessary for distribution to the shareholders,

               (m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business, and

               (n) any expenses assumed by the Fund pursuant to a Distribution and Service Plan adopted in a manner that is consistent with Rule 12b-1 under the 1940 Act.


          7. For the services provided and the expenses assumed pursuant to this

     Agreement, the Fund will pay to the Manager as full compensation therefor a fee at the annual rate(s) as described on the attached Schedule A with respect to the average daily net assets of the Portfolio. This fee will be computed daily, and will be paid to the Manager monthly.

          8. The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
     Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

          9. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

          10. Nothing in this Agreement shall limit or restrict the right of any officer or employee of the Manager who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

          11. Except as otherwise provided herein or authorized by the Board of Trustees of the Fund from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor, and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

          12. During the term of this Agreement, the Fund agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Manager copies of any of the above- mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

          13. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

          14. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention:
     Secretary; or (2) to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: President.

          15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          16. The Fund may use the name "Prudential Index Series Fund/Prudential Stock Index Fund," or any name including the word "Prudential" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. In no event shall the Fund use the name "Prudential Index Series Fund/
     Prudential Stock Index Fund" or any name including the word
     "Prudential" if the Manager's function is transferred or assigned to a company of which The Prudential Insurance Company of America does not have control.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                               Prudential Index Series Fund

                                               By:   /s/ David R. Odenath, Jr.
                                                     -------------------------
                                                     David R. Odenath, Jr.
                                                     President

                                               PRUDENTIAL INVESTMENTS FUND
                                               MANAGEMENT LLC

                                               By:   /s/ Robert F. Gunia
                                                     -------------------
                                                     Robert F. Gunia
                                                     Executive Vice President

                                   Schedule A

  ---------------------------------------------------------------------------------------------------------
  Prudential 20/20 Focus Fund                                                  0.75% to $1 bil. and
                                                                                0.70% over $1 bil.
  ---------------------------------------------------------------------------------------------------------
  Prudential Index Series Fund                                                        0.30%
      Prudential Stock Index Fund
  ---------------------------------------------------------------------------------------------------------
  Prudential Natural Resources Fund, Inc.                                             0.75%
  ---------------------------------------------------------------------------------------------------------
  Prudential Sector Funds, Inc.                                                       0.75%
      Prudential Financial Services Fund
  ---------------------------------------------------------------------------------------------------------
      Prudential Health Sciences Fund                                                 0.75%
  ---------------------------------------------------------------------------------------------------------
      Prudential Technology Fund                                                      0.75%
  ---------------------------------------------------------------------------------------------------------
      Prudential Utility Fund                                                  0.60% to $250 mil.
  ---------------------------------------------------------------------------------------------------------
                                                                               0.50% next $500 mil.
  ---------------------------------------------------------------------------------------------------------
                                                                               0.45% next $750 mil.
  ---------------------------------------------------------------------------------------------------------
                                                                               0.40% next $500 mil.
  ---------------------------------------------------------------------------------------------------------
                                                                                0.35% next $2 bil.
  ---------------------------------------------------------------------------------------------------------
                                                                               0.325% next $2 bil.
  ---------------------------------------------------------------------------------------------------------
                                                                                0.30% over $6 bil.
  ---------------------------------------------------------------------------------------------------------
  Prudential Small Company Fund, Inc.                                                 0.70%
  ---------------------------------------------------------------------------------------------------------
  Prudential Tax Managed Funds                                          0.65% to $500 mil. and 0.60% over
      Prudential Tax-Managed Equity Fund                                            $500 mil.
  ---------------------------------------------------------------------------------------------------------
  Prudential Tax-Managed Small-Cap Fund, Inc.                                         0.60%
  ---------------------------------------------------------------------------------------------------------
  Prudential U.S. Emerging Growth Fund, Inc.                                   0.60% to $1 bil. and
                                                                               0.55% above $1 bil.
  ---------------------------------------------------------------------------------------------------------
  The Prudential Investment Portfolios, Inc.                                   0.65% to $1 bil.
      Prudential Active Balanced Fund                                          0.60% above $1 bil.
  ---------------------------------------------------------------------------------------------------------
      Prudential Jennison Equity Opportunity Fund                              0.60% to $300 mil.
                                                                               0.575% above $300 mil.
  ---------------------------------------------------------------------------------------------------------
      Prudential Jennison Growth Fund                                          0.60% to $300 mil
                                                                               0.575% next 4.7 bil.
                                                                               0.55% over $5 bil.
  ---------------------------------------------------------------------------------------------------------